Exhibit 99.1

Former Employee Issues Apology and

Withdraws Whistleblower Lawsuit

York, PA. – August 19, 2015 — Unilife Corporation (NASDAQ: UNIS and ASX: UNS), a developer, manufacturer and supplier of injectable drug delivery systems, today announced that a former employee has agreed to dismiss all of his claims against the Company and has issued a public apology for bringing his claims. The case, Talbot Smith v. Unilife Corp. et al, No. 13-CV-05101, filed in the United States District Court for the Eastern District of Pennsylvania, has been dismissed in its entirety with prejudice.

The former employee issued the following apology while dismissing the case: “I would like to correct issues arising from claims I brought against Unilife. I now understand that there were no violations of FDA regulations during my tenure at Unilife. In addition, in the summer of 2011, Unilife issued press releases which stated that they had begun shipments of validated Unifill product to customers. I now understand that the production process was in fact validated. Claims I brought were made in error and I apologize to Unilife, its shareholders, business partners and employees.”

John Ryan, Unilife’s Senior Vice President and General Counsel stated, “From the outset Unilife has asserted that Mr. Smith’s claims were entirely without merit and unfairly damaging to our Company and our shareholders. We are grateful to our attorneys, Carolyn Short and her colleagues at Reed Smith LLP, for their tireless work and this positive outcome. The Reed Smith team expertly uncovered the facts, showing Mr. Smith’s claims to be meritless, and we are of course pleased with this result. We are also pleased that in addition to apologizing to Unilife, Mr. Smith agreed to make a payment to the Company to settle our claims against him, that he received no payment as part of the resolution and dismissal, and that his attorney received only a small portion of her fees from our insurer. With this case now behind us, we look forward to focusing our resources fully on the growth of our business.”

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s portfolio of innovative, differentiated products includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, insulin delivery systems, ocular delivery systems and novel systems. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

General: UNIS-G

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Investor / PR Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)
Todd Fromer / Garth Russell	Lynn Piper	Jeff Carter
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